Exhibit 10.1

Execution Version

PROMISSORY NOTE (the “Note”)	Dated: May 31, 2022

Climate Real Impact Solutions II Acquisition Corporation (“Maker”) promises to pay to the order of Climate Real Impact Solutions II Sponsor, LLC or its successors or assigns (“Payee”) the principal sum of one million, one hundred and three thousand, eight hundred and sixty-three dollars and No Cents ($1,103,863) in lawful money of the United States of America, on the terms and conditions described below.

1.	Principal. The principal balance of this Note shall be repayable on the consummation of a business combination transaction (the “Business Combination”) between Maker and a prospective business combination target by no later than (i) January 29, 2023, or (ii) any such date thereafter as provided for in the amended and restated certificate of incorporation of Maker. Maker hereby agrees that proceeds from the Note shall be used solely to fund those ongoing costs enumerated in Appendix I (the “Budget”).

2.	Interest. No Interest shall accrue on the unpaid principal balance of this Note.

3.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges, and finally to the reduction of the unpaid principal balance of this Note.

4.	Events of Default. The following shall constitute Events of Default:

a.	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

b.	Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

c.	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.	5. Remedies.

a.	Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

b.	Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8.	Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

If to Maker:

Climate Real Impact Solutions II Acquisition Corporation

300 Carnegie Center, Suite 150

Princeton, New Jersey 08540

Attention: John Cavalier, Chief Financial Officer Email: [***]

with a copy (which will not constitute notice) to:

Mayer Brown LLP 71 South Wacker Drive

Chicago, Illinois 60606 Attention: Edward S. Best; James B. Carlson Email: [***] [***]

If to Payee:

Climate Real Impact Solutions II Sponsor, LLC

300 Carnegie Center, Suite 150

Princeton, New Jersey 08540

Attention: David Crane, Manager Email: [***]

with a copy (which will not constitute notice) to:

Mayer Brown LLP 71 South Wacker Drive

Chicago, Illinois 60606 Attention: Edward S. Best; James B. Carlson Email: [***] [***]

9.	Construction. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Note shall be heard and determined exclusively in any Delaware Chancery Court in New Castle County; provided, that if jurisdiction is not then available in any such Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Note brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Note or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Note, or the subject matter hereof, may not be enforced in or by such courts.

10.	Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

MAKER
CLIMATE REAL IMPACT SOLUTIONS II ACQUISITION CORPORATION

By:	/s/ David W Crane
Name:	David W Crane
Title:	CEO
Date:	May 31, 2022

PAYEE
CLIMATE REAL IMPACT SOLUTIONS II SPONSOR, LLC

By:	/s/ John A. Cavalier
Name:	John A. Cavalier
Title:	Manager
Date:	May 31, 2022

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